Exhibit 5.1

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064

 October 30, 2025

Amrize Ltd
Grafenauweg 8
6300 Zug, Switzerland 6300

Amrize Finance US LLC
8700 W. Bryn Mawr Ave.
Chicago, Illinois 60631

Registration Statement on Form S-4

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-4 (the “Registration Statement”) of Amrize Ltd, incorporated in Switzerland with limited liability (the “Company”), and Amrize Finance US LLC (f/k/a Holcim Finance US LLC), a Delaware limited liability company and a wholly-owned subsidiary of the Company (the “Issuer”), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”), you have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement.  The Registration Statement relates to the registration under the Act of the Issuer’s (A) (i) $700,000,000 aggregate principal amount of 4.600% Senior Notes due 2027, (ii) $700,000,000 aggregate principal amount of 4.700% Senior Notes due 2028, (iii) $1,000,000,000 aggregate principal amount of 4.950% Senior Notes due 2030 and (iv) $1,000,000,000 aggregate principal amount of 5.400% Senior Notes due 2035 (collectively, the “April 2025 Exchange Notes”) and (B) (i) $325,866,000 aggregate principal amount of 3.500% Senior Notes due 2026, (ii) $50,000,000 aggregate principal amount of 4.200% Senior Notes due 2033, (iii) $444,530,000 aggregate principal amount of 7.125% Senior Notes due 2036, (iv) $191,348,000 aggregate principal amount of 6.875% Senior Notes due 2039, (v) $238,925,000 aggregate principal amount of 6.500% Senior Notes due 2043 and (vi) $553,505,000 aggregate principal amount of 4.750% Senior Notes due 2046 (collectively, the “June 2025 Exchange Notes” and, together with the April 2025 Exchange Notes, the “Exchange Notes”) and the guarantees of the Exchange Notes by the Company (the “Guarantees”).

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The Exchange Notes and the Guarantees are to be offered in exchange for (i) four series of the Issuer’s outstanding notes that were issued on April 7, 2025 (collectively, the “April 2025 Initial Notes”) and (ii) six series of the Issuer’s outstanding notes that were issued on June 18, 2025 (collectively, the “June 2025 Initial Notes” and, together with the April 2025 Initial Notes, the “Initial Notes”) and the guarantees thereof by the Company. The Exchange Notes will be issued by the Issuer in accordance with the terms of (i) in the case of the April 2025 Exchange Notes, the Indenture, dated as of April 7, 2025 (the “April 2025 Base Indenture”), among the Issuer, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of April 7, 2025, among the Issuer, the guarantors named therein and the Trustee (the “April 2025 Supplemental Indenture” and, together with the April 2025 Base Indenture, the “April 2025 Indenture”) and (ii) in the case of the June 2025 Exchange Notes, the Indenture, dated as of June 18, 2025 (the “June 2025 Base Indenture”), among the Issuer, the guarantors named therein and the Trustee, as supplemented by the First Supplemental Indenture, dated as of June 18, 2025, among the Issuer, the guarantors named therein and the Trustee (the “June 2025 Supplemental Indenture” and, together with the June 2025 Base Indenture, the “June 2025 Indenture”).

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.          the Registration Statement;

2.          the April 2025 Base Indenture, included as Exhibit 4.1 to the Registration Statement, and the April 2025 Supplemental Indenture, including as an exhibit thereto the form of Exchange Note, included as Exhibit 4.2 to the Registration Statement;

3.          the June 2025 Base Indenture, included as Exhibit 4.3 to the Registration Statement, and the June 2025 Supplemental Indenture, including as an exhibit thereto the form of Exchange Note, included as Exhibit 4.4 to the Registration Statement;

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4.          the Registration Rights Agreement, dated as of April 7, 2025 (the “April 2025 Registration Rights Agreement”), among the Issuer, the Company and the initial purchasers of the April 2025 Initial Notes, included as Exhibit 4.5 to the Registration Statement; and

5.           the Registration Rights Agreement, dated as of June 18, 2025 (the “June 2025 Registration Rights Agreement” and, together with the April 2025 Registration Rights Agreement, the “Registration Rights Agreements”), among the Issuer, the Company and the dealer managers relating to the June 2025 Initial Notes, included as Exhibit 4.6 to the Registration Statement.

In addition, we have examined (i) such limited liability company records of the Issuer that we have considered appropriate, including a copy of the certificate of formation and the limited liability company agreement of the Issuer, certified by the Issuer as in effect on the date of this letter, and copies of resolutions of the managers of the Issuer relating to the issuance of the Exchange Notes, certified by the Issuer and (ii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below.  We have also relied upon the factual matters contained in the representations and warranties of the Issuer made in the Documents and upon certificates of public officials and the officers of the Issuer.

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In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.  We have also assumed, without independent investigation, (i) that the Exchange Notes and the Guarantees will be issued as described in the Registration Statement, (ii) that the Exchange Notes will be in substantially the form attached to the April 2025 Indenture and the June 2025 Indenture, as applicable, and that any information omitted from such form will be properly added, (iii) that the Company is validly existing and in good standing under the laws of its jurisdiction of organization, (iv) that the Company has all necessary power and authority to execute, deliver and perform its obligations under the April 2025 Indenture, the June 2025 Indenture and the Guarantees, (v) that the execution, delivery and performance by the Company of the April 2025 Indenture, the June 2025 Indenture and the Guarantees has been duly authorized by all necessary corporate action and do not violate the Company’s articles of incorporation or other organizational documents or the laws of its jurisdiction of organization and (vi) the due execution and delivery of the April 2025 Indenture, the June 2025 Indenture and the Guarantees by the Company under the laws of its jurisdiction of organization. We have also assumed that each of the April 2025 Indenture and the June 2025 Indenture constitutes legal, valid and binding obligations of the Trustee.

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Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

1.          When duly issued, authenticated and delivered by the Issuer against the surrender and cancellation of the Initial Notes as set forth in the Registration Statement and in accordance with the terms of the April 2025 Indenture and the June 2025 Indenture, as applicable, and the respective Registration Rights Agreements, the Exchange Notes will constitute legal, valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, except that the enforceability of the Exchange Notes may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

2.          When the Exchange Notes are duly issued, authenticated and delivered against the surrender and cancellation of the Initial Notes as set forth in the Registration Statement and in accordance with the terms of the April 2025 Indenture and the June 2025 Indenture, as applicable, and the respective Registration Rights Agreements, the Guarantees will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except that enforceability of the Guarantees may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

The opinions expressed above are limited to the laws of the State of New York and the Limited Liability Company Act of the State of Delaware.  Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

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We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP